UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 4, 2006

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2006, Penn Virginia Resource Partners, L.P. (the “Partnership”) entered into a Units Purchase Agreement (the “Units Purchase Agreement”) with Penn Virginia GP Holdings, L.P. (“PVG”), pursuant to which the Partnership will sell, and PVG will purchase, 416,444 common units representing limited partner interests in the Partnership (“Common Units”) and 3,610,383 Class B units representing limited partner interests in the Partnership (“Class B Units”). The aggregate purchase price for the 416,444 Common Units and 3,610,383 Class B Units to be purchased and sold pursuant to the Units Purchase Agreement will be $102,482,747.15. The consummation of the purchase and sale of such Common Units and Class B Units is contingent upon, and shall occur simultaneously with, the consummation of the initial public offering (the “PVG IPO”) of the common units representing limited partner interests in PVG (“PVG Common Units”). In connection with the PVG IPO, PVG has granted the underwriters of such offering (the “Underwriters”) a 30-day option to purchase up additional PVG Common Units to cover over-allotments, if any, on the same terms as those PVG Common Units sold by PVG in the PVG IPO (the “Option”). In the event that the Underwriters exercise any or all of the Option, PVG will use all of the net proceeds from the exercise of the Option to purchase additional Class B Units at a purchase price of $25.45 per Class B Unit.

A copy of the Units Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Units Purchase Agreement, dated December 4, 2006, between Penn Virginia Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2006

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Units Purchase Agreement, dated December 4, 2006, between Penn Virginia Penn Virginia Resource Partners, L.P. and Penn Virginia GP Holdings, L.P.